EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT IV Acquires
Medical Office Building In Grand Junction, Colorado

GRAND JUNCTION, Colo. (July 9, 2018) – American Healthcare Investors and Griffin Capital Company, LLC, the co-sponsors of Griffin-American Healthcare REIT IV, Inc., announced today that the REIT has acquired a Class A medical office building in Grand Junction, the largest city in western Colorado, for $31.5 million.

Built in 2013, the approximately 83,000-square-foot Grand Junction Medical Office Building was 100 percent leased at the time of acquisition to multiple tenants, including Colorado West Healthcare System and its subsidiaries, which lease approximately 44 percent of the building, Urological Associates of Western Colorado, P.C. and Western Orthopedics and Sports Medicine, P.C. The building is directly connected to Colorado West Healthcare System’s Community Hospital, one of just two acute care hospitals that serve the local population, and is the only medical office building on the hospital campus.

“Grand Junction Medical Office Building is a premier medical office building in the Grand Valley region of western Colorado and is an important component of the medical delivery network for the 150,000 people living in and around Grand Junction,” said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors and Griffin-American Healthcare REIT IV. “Additionally, by the year 2035, as part of the Grand Junction Comprehensive Plan, the city anticipates doubling its population through strategic commercial real estate developments and transportation improvements, which we believe may drive even greater long-term value for the building, our portfolio and our investors.”

Grand Junction Medical Office Building was acquired from Grand Junction Medical Center LLC, an unaffiliated third party represented by Chris Bodnar and Lee Asher of CBRE, Inc. Griffin-American Healthcare REIT IV financed the acquisition using cash on hand and borrowings under its revolving line of credit with Bank of America, N.A. and Keybank, National Association.

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and, as of the date of acquisition of Grand Junction Medical Office Building, has since acquired a 2.9 million-square-foot portfolio of 47 medical office buildings, senior housing facilities and skilled nursing facilities located in 18 states for an aggregate contract purchase price of approximately $587.1 million. Additionally, the company is pursuing approximately $443.9 million in additional pending acquisitions1 which would result in a total portfolio of approximately 98 healthcare buildings located in 22 states comprised of approximately 4.7 million square feet of gross leasable area upon the successful completion of these potential acquisitions.

[1]
Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of June 12, 2018. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 31 million-square-foot portfolio valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of March 31, 2018, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $26 billion in aggregate acquisition and disposition transactions, approximately $16 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with approximately $10.3 billion in assets under management as of March 31, 2018. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.
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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the completion of pending acquisitions, the population growth in and around Grand Junction, Colorado and its impact to the value of Grand Junction Medical Office Building, Griffin-American Healthcare REIT IV’s portfolio or its investors. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; the uncertainties relating to the medical needs and local economy of Grand Junction, Colorado and the surrounding community; the strength and financial condition of Grand Junction Medical Office Building and its tenants; the uncertainties relating to changes in general economic and real estate conditions; the substantial closing conditions and satisfaction of other requirements detailed in the letters of intent and purchase and sale agreements for pending acquisitions; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of Griffin-American Healthcare REIT IV’s real estate investment strategy; and other risk factors as detailed from time to time in Griffin-American Healthcare REIT IV’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.